Exhibit 99-4

SOURCE: VGTel, Inc.

VGTel dba 360 Entertainment & Productions To Acquire Nationwide Distribution Agreement

NEW YORK, NY, March 13, 2012/PRNewswire/ — VGTel, Inc., dba 360 Entertainment & Productions (OTCQB: VGTL) (OTCBB: VGTL) to Acquire Nationwide Distribution Agreement from Western Capital Ventures, Inc.

VGTel, dba 360 Entertainment & Productions, today announced it has signed a definitive agreement with Western Capital Ventures, Inc. (WCV) to purchase its nationwide Distribution Agreement for the distribution of Internet Kiosks - arcade style sweepstake gaming systems, software and hardware units - manufactured by Visual Entertainment Systems, LLC (VES). 360 Entertainment & Productions has also signed a definitive agreement with VES for the purchase of its first group of kiosks.

The internet kiosk looks like an arcade video game machine or a free-standing ATM. These machines are built with a Forged Steel custom-built security case, 22” HD widescreen touch-screen, card reader system, proprietary internal hardware components, premiere gaming software, and a complete point of sale system. They have the look and feel of slot machines and other casino gaming devices - but are legal in most states.

After inserting cash into the kiosk’s bill acceptor, the customers buy internet access time on the kiosk time to surf the Internet for a set time. By purchasing internet access time, the customers are also given FREE entries into a “sweepstakes” game. They can then reveal the sweepstakes entries on the kiosk, which shows the sweepstakes results by simulating casino-style games.

“After researching various kiosk manufacturers around the country, we chose to work with Visual Entertainment Systems, based on the reliability and efficiency in which their advanced proprietary hardware runs their kiosks, as well as their ability to provide the newest and most exciting games available,” said Peter Shafran, CEO of 360. WCV’s Distribution Agreement includes a list of 1000 identified locations ready to have kiosks installed. 360 will install its first group of kiosks in bars and restaurants, entertainment centers, convenience stores and other high traffic areas “just as fast as VES can build them,” added Shafran.

Visual Entertainment Systems, LLC (VES), based in Brook Park, Ohio (just outside of Cleveland), has been committed to developing the best custom hardware, gaming software, and kiosk design that has revolutionized Internet kiosks irreversibly. Combining these advances with exceptional customer service and 24/7 real-time monitoring, Visual Entertainment Systems distances itself from the pack.

The transactions are expected to close in mid-March 2012. Closing is contingent upon certain customary conditions including securing certain contractual consents.

About 360 Entertainment & Productions

360 Entertainment & Productions is devoted to creating a multi-platform entertainment and media company offering content, production, distribution and programming, along with products and vehicles for financing tax credits and other products tailored to the entertainment industry. Our business outlook is based on a strategy of growing and building business units through investments and acquisitions.

For further information, go to the Company's website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.

The Company is including this cautionary statement in connection with this safe harbor legislation. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "will," "may," "should," "expect," "pending" and similar expressions identify forward-looking statements.

The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

CONTACT:	VGTel, Inc. dba 360 Entertainment & Productions
Phone (360) 8-360-ENT
info@360entertainmentandproductions.com